Exhibit 10.4

STRATEGIC ALLIANCE AGREEMENT

This STRATEGIC ALLIANCE AGREEMENT (this “Agreement”) is made as of March 19, 2026 (“Effective Date”)

BETWEEN

(1)	ANIMOCA BRANDS LIMITED, a company incorporated in Hong Kong, with company number 2047605 and whose principal place of business is at 28/F Landmark South, 39 Yip Kan St, Wong Chuk Hang, Hong Kong (“Animoca Brands”);
(2)	ALPHATON CAPITAL CORP., a British Virgin Islands Corporation listed on the Nasdaq Stock Market under the ticker ATON and whose registered office address is at Clarence Thomas Building, Road Town, Tortola, the British Virgin Islands (“AlphaTON”); and

Animoca Brands and AlphaTON are each a “Party” and collectively the “Parties.”

BACKGROUND

A.	AlphaTON provides public market investors with institutional-grade exposure to the TON ecosystem and Telegram's billion user platform while maintaining the governance standards and reporting transparency of a Nasdaq listed company. AlphaTON’s activities span network validation and staking operations, development of Telegram-based applications, and strategic investments in TON-based decentralized finance protocols, gaming platforms, and business applications.
B.	Animoca Brands represents the most vibrant and engaged Web3 community worldwide.
C.	The Parties now wish to work together to cooperate and support the growth of GMEE, TON and WAT and the growth of Animoca Brands’ portfolio companies (the “Purpose”) through coordinated marketing, events and investment initiatives.
D.	The Parties therefore wish to enter into this Agreement to set out the framework for such strategic cooperation and support.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

OPERATIVE PROVISIONS

1.	Interpretation
1.1	The definitions and rules of interpretation in this Section apply to this Agreement.

“Affiliate”, with respect to any person, means any other person Controlling, Controlled by or under common Control with such person.

“Applicable Laws” means, with respect to any person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a governmental authority that is binding upon or applicable to such person, as amended unless expressly specified otherwise.

“Budget” has the meaning given to it in Section 4.1.

“Business Day” means a day other than a Saturday, Sunday or public holiday in Hong Kong or New York when banks in Hong Kong and New York are open for business.

“Claim” means a claim under or in connection with this Agreement or any other matters related thereto.

“Confidential Information” means any information or data disclosed by one Party (the “Disclosing Party”) to any other party (the “Receiving Party”) in connection with this Agreement which is disclosed in writing, verbally or by inspection and is identified as "confidential" or "proprietary" by the Disclosing Party, or which the Receiving Party reasonably ought to believe is treated as confidential or proprietary by the Disclosing Party.

“GMEE” means the GAMEE token (ticker: GMEE).

“Law” means any federal, state, local, municipal, foreign, international, multinational, or other constitution, law, rule, standard, requirement, administrative ruling, order, ordinance, principle of common law, legal doctrine, code, regulation, statute, treaty or process.

“Permitted Purposes” has the meaning given to it in Section 7.1.

“Purpose” has the meaning given to it in the Recitals.

“Representative” means, with respect to any person, any and all directors, officers, employees, consultants, and professional advisors of such person and its Affiliates.

“TON” means Toncoin (ticker: TON).

“WAT” means the WAT token (ticker: WAT).

“Working Group” has the meaning given to it in Section 5.1.

1.2	References to Sections are to the Sections of this Agreement.
1.3	This Agreement shall be binding on and ensure to the benefit of the Parties and their respective successors and permitted assigns, and references to a Party shall include that Party's successors and permitted assigns.
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1.4	A reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established. A reference to a person shall include a natural person, corporate or unincorporated body (whether or not having separate legal personality).
1.5	Unless expressly provided otherwise in this Agreement, a reference to writing or written includes email.
1.6	Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.
1.7	References to a document in agreed form are to that document in the form agreed by the Parties and initialled by them or on their behalf for identification.
1.8	Unless otherwise provided, a reference to a statute, statutory provision or subordinate legislation is a reference to it as it is in force as at the date of this Agreement. A reference to a statute or statutory provision shall include all subordinate legislation made as at the date of this Agreement under that statute or statutory provision.
2.	Scope of Collaboration
2.1	The Parties shall, subject to written agreement between them from time to time, cooperate on the planning and delivery of marketing events, activations and advertising campaigns across relevant markets for the Purpose, including:
(a)	joint social-media campaigns and content sharing;
(b)	external sponsorship opportunities;
(c)	promotion of GMEE, TON and WAT, product launches, and community initiatives;
(d)	co-branded digital and physical advertising;
(e)	participation in and co-hosting of events and industry conferences; and
(f)	other promotional initiatives mutually agreed in writing by the Working Group.
2.2	The Working Group will determine in accordance with Section 5 which specific activities and initiatives are to be undertaken under this Agreement, their timing, and the allocation of responsibilities and the Budget.
3.	Portfolio Review and Investment
3.1	AlphaTON will collaborate with Animoca Brands, via the Working Group, to identify and evaluate additional portfolio companies of Animoca Brands that may be suitable for strategic investment or acquisition in accordance with the Purpose, or other initiatives to support the growth and expansion of the portfolio of Animoca Brands.

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3.2	The Parties may, on a case-by-case basis, enter into separate agreements governing any new investment or acquisition opportunities in respect of any portfolio company of Animoca Brands.
4.	Budget
4.1	Subject to agreement by the Parties on a case by case basis, each of the Parties may agree to such financial contribution as may be determined by the Working Group to provide funding to support the activities contemplated by Sections 2 to 3 and the Purpose (the “Budget”). The Working Group will determine:
(a)	the amount and allocation of each Current Shareholder’s contribution to the Budget;
(b)	whether contributions will be payable in one lump sum or in instalments and, if the latter, the frequency and amount of each instalment, as well as the manner or form of contribution or payment;
(c)	how the Budget is spent; and
(d)	performance metrics to evaluate the use of the Budget and marketing impact versus return on investment.
5.	Governance and Coordination at the Working Group
5.1	The Parties will establish a joint working group composed of an equal number of Representatives from each Party (the “Working Group”). Each Current Shareholder will designate one Representative to serve as its main point of contact under this Agreement.
5.2	The Working Group will meet quarterly, or more frequently as agreed, to:
(a)	coordinate and plan the ongoing strategic marketing and partnership activities contemplated by Sections 2 to 3;
(b)	review progress of activities and any performance metrics in place;
(c)	identify new opportunities for strategic marketing and partnership activities, including events and investment opportunities;
(d)	approve and monitor use of the Budget; and
(e)	recommend adjustments to the plan for strategic marketing and partnership activities and further the Purpose.
5.3	Decisions of the Working Group will be made by a majority of the Representatives, provided that at least one Representative from each of the Parties is in agreement.

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5.4	The Parties may, by mutual written agreement, adjust the Working Group structure and its activities, such as meeting frequency, to reflect the needs of the strategic alliance between the Parties.
6.	Warranties
6.1	Each Party warrants to the other Parties that:
(a)	this Agreement shall constitute a legal, valid and binding obligation of the Party, enforceable against it in accordance with its terms. The Party has obtained all corporate approvals for the execution of this Agreement and has the authority and capacity to execute this Agreement and to perform its obligations hereunder;
(b)	the execution and performance of this Agreement by the Party does not conflict with any Applicable Laws, contract or other restriction under which it is obligated;
(c)	the Party is legally formed and operating under the laws of the jurisdiction of its incorporation and its representative has the authority and capacity to sign and perform this Agreement; and
(d)	the entry and delivery of, and the performance by the Party of this Agreement will not result in any breach of any provision of its constitutional documents or result in any claim by a third party against the other Party.
7.	Confidentiality and Announcements
7.1	Each Party shall keep confidential and shall not disclose to any third party any Confidential Information, except to its Representatives who have a need to know such information for the purposes of the performance of this Agreement or the enforcement of rights under this Agreement (the “Permitted Purposes”), provided that such Representatives are informed of the confidential nature of such Confidential Information and are bound by confidentiality obligations no less protective than those contained herein.
7.2	Each Party shall use any other Party’s Confidential Information only for the Permitted Purposes.
7.3	The obligations in this Section 20 shall not apply to Confidential Information that:
(a)	enters the public domain through no fault of the Receiving Party;
(b)	is communicated to the Receiving Party by a third party under no obligation of confidentiality;
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(c)	has been independently developed by the Receiving Party without reference to any Confidential Information of the Disclosing Party; or
(d)	was in the Receiving Party's lawful possession prior to disclosure and had not been obtained either directly or indirectly from the Disclosing Party.
7.4	If any Confidential Information is required to be disclosed by the Receiving Party pursuant to any Applicable Law or any order or requirement from any court or tribunal or any government or regulatory body, the Receiving Party shall (to the extent legally permissible) promptly notify the Disclosing Party in writing of such requirement and allow the Disclosing Party a reasonable time to oppose such requirement, and the Receiving Party shall disclose only the minimum portion of the Confidential Information that it is required to disclose.
7.5	No Party shall make, or permit any person to make, any public announcement, communication or circular concerning this Agreement (or any matters relating thereto) without the prior written consent of the other Parties.
7.6	The obligations in this Section 7 shall survive for one (1) year following termination or expiry of this Agreement.
8.	Term and Termination
8.1	This Agreement will commence on the Effective Date and continue until terminated in accordance with this Section 8.
8.2	This Agreement shall be terminated automatically upon the earlier of:
(a)	the date all Parties agree in writing to terminate this Agreement, or
(b)	five (5) years from the Effective Date.
8.3	Termination or expiry will not affect any rights or obligations accrued prior to termination or expiry of this Agreement, and those provisions which are expressed or intended to survive termination or expiration (including without limitation Section 7 and 9), which shall remain in full force and effect.
9.	Limitations on liability
9.1	To the maximum extent permitted by Law and without limiting any other rights or remedies any Parties may have, each Party’s aggregate liability to the other Party shall be limited as follows:
(a)	the aggregate liability of any Party for all Claims shall not exceed US$1,000,000; and
(b)	no Party shall be liable for any indirect, incidental, special, exemplary or consequential damages, or damages for lost profits, lost revenues, lost savings, lost business opportunity, loss of data or goodwill, service interruption, damage to reputation, changes in the price of any tokens, computer damage or system failure, whether based on warranty, contract, tort (including negligence), product liability or any other legal theory, and whether or not the other Parties have been informed of the possibility of such damage.

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9.2	No Party shall be liable for a Claim unless the other Party has provided it with notice in writing summarizing the nature of the Claim (in so far as it is known) and, as far as it is reasonably practicable, the amount claimed, on or before the first (1st) anniversary of the date of occurrence of the relevant event or circumstance giving rise to the Claim.
10.	Further assurance

At its own expense, each Party shall (and shall use reasonable endeavours to procure that any relevant third party shall) promptly execute and deliver such documents and perform such acts as may be required from time to time for the purpose of giving full effect to this Agreement.

11.	Assignment

No Party shall assign, transfer, novate, mortgage, charge, declare a trust in, or deal in any other manner with any or all of their rights and obligations under this Agreement without the prior written consent of the other Party. Any dealing in contravention of this Section shall be null and void ab initio.

12.	Entire agreement

This Agreement constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement and supersedes and extinguishes all previous discussions, correspondence, negotiations, drafts, agreements, promises, assurances, warranties, representations and understandings among them, whether written or oral, relating to the subject matter of this Agreement.

13.	Variation and waiver
13.1	No variation of this Agreement shall be effective unless it is in writing and signed by the Parties.
13.2	No failure or delay by a Party to exercise any right or remedy provided under this Agreement or by Law shall constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall prevent or restrict the further exercise of that or any other right or remedy. A waiver of any right or remedy under this Agreement or by Law is only effective if it is in writing.
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13.3	Except as expressly provided in this Agreement, the rights and remedies provided under this Agreement are in addition to, and not exclusive of, any rights or remedies provided by Law.
14.	Costs

Except as expressly provided in this Agreement, each Party shall pay its own costs and expenses incurred in connection with the negotiation, preparation and execution of this Agreement.

15.	Notices
15.1	A notice given to a Party under or in connection with this Agreement shall be in writing and shall be delivered by hand or sent by pre-paid first-class post (or another next working day delivery service) in either case to that Party's registered office or sent by email to that Party’s specified email address.
15.2	A notice is deemed to have been received if delivered by hand, at the time the notice is left at the proper address, or if sent by email, at the time of receipt, or if sent by pre-paid first class post (or another next working day delivery service), on the second Business Day after posting, unless such deemed receipt would occur outside business hours (meaning 9.00am to 6.00pm Monday to Friday on a day that is not a public holiday in the place of receipt), in which case receipt will occur when business hours resume in the place of receipt.
16.	Severance

If any provision or part-provision of this Agreement is or becomes invalid, illegal or unenforceable, it shall be deemed deleted, but any such deletion shall not affect the validity and enforceability of the rest of this Agreement.

17.	Counterparts
17.1	This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be the same instrument. In the event that any signature (in relation to this Agreement or any other document required to give effect to this Agreement) is delivered by email delivery of a “.pdf” or other similar format data file or in the event that said signature be an electronic or digital signature, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature or electronic or digital signature was an original thereof.
18.	Governing law and jurisdiction
18.1	This Agreement shall be construed and enforced in accordance with the laws of Hong Kong without giving effect to applicable conflicts of laws principles.
18.2	Any dispute, controversy , difference, or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach, or termination thereof, or any dispute regarding non-contractual obligations arising out of or relating to it, shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The law of this arbitration clause shall be Hong Kong law. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be one (1). The arbitration proceedings shall be conducted in English.

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IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by their duly authorised representatives as of the Effective Date.

For and on behalf of

Animoca Brands Limited

/s/ Alan Lau

Name: Alan Lau

Title: Chief Business Officer

For and on behalf of

AlphaTON Capital Corp.

/s/ Brittany Kaiser

Name: Brittany Kaiser

Title: Chief Executive Officer

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